Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Halo Technology Holding, Inc. (the “Company”) on Form 10-KSB/A for the period ended June 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: October 25, 2006	/s/ Rodney A. Bienvenu, Jr.

Rodney A. Bienvenu, Jr.
Chief Executive Officer

Dated: October 25, 2006	/s/ Mark Finkel
Mark Finkel
Chief Financial Officer

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